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                                                                   EXHIBIT 23.11

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-66207) and related Information Statement/Prospectus of Apartment Investment and Management Company for the registration of Class A Common Stock and to the incorporation by reference therein of our reports (i) dated June 26, 1998 with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Cirque Apartment Communities included in Apartment Investment and Management Company's Current Report on Form 8-K dated November 2, 1998; and (ii) dated November 10, 1998 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Calhoun Beach Club Apartments included in Apartment Investment and Management Company's Current Report on Form 8-K dated December 21, 1998, all filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP



Denver, Colorado

January 15, 1999